UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 28, 2004
(Date of earliest event reported)

TEXTRON INC.
(Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

40 Westminster Street, Providence, Rhode Island 02903
(Address of principal executive offices, including zip code)

(401) 421-2800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

            On June 28, 2004, Textron Inc. announced that Steven R. Loranger, who has served as executive vice president and chief operating officer since October 2002, has been named president and chief executive officer of ITT Industries, effective immediately. Textron also announced that it has streamlined reporting of its manufacturing segments and eliminated the position of chief operating officer. The company's four manufacturing segments - Cessna Aircraft, Bell Helicopter, Textron Fastening Systems and Industrial -- will report directly to Textron Chairman, President and CEO Lewis B. Campbell. Textron Financial Corporation will continue to report to Executive Vice President and Chief Financial Officer Ted French.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

	By:	s/Terrence O'Donnell
	Name:	Terrence O'Donnell
	Title:	Executive Vice President and General Counsel

Dated: June 28, 2004